EXHIBIT 99.1
FORM 4 JOINT FILER INFORMATION

NAME:  BROOKTIDE LLC

RELATIONSHIP OF REPORTING PERSON TO ISSUER:  DIRECTOR, PRESIDENT, AND 10% OWNER.

ADDRESS:  2050 RUSSETT WAY, CARSON CITY, NEVADA 89703

DESIGNATED FILER:  YALE FARAR

ISSUER:  ROKWADER, INC.

DATE OF EVENT REQUIRING STATEMENT:  AUGUST 16, 2007

SIGNATURE:	/s/ Yale Farar
Yale Farar for Brooktide LLC